EXHIBIT 7.1

                     JOINT FILING AGREEMENT

The undersigned hereby agree that the Amendment No. 18 to Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1, is filed on behalf of each of us.

Date:    March 20, 2000

                                   Revision LLC, a Delaware limited
                                   liability company


                                   By: /s/ Walt Anderson
                                      -------------------------------------
                                        Walt Anderson, Manager


                                       /s/ Walt Anderson
                                      ---------------------------------------
                                         Walt Anderson